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Exhibit 99.3

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER (TIN) ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's Employer Identification number. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—

1. An individual's account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b So-called trust account that is not a legal or valid trust under State law.	The actual owner(1)
5. Sole proprietorship account or single-owner limited liability company ("LCC") account	The owner(3)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7. Corporate account or LLC electing corporate status on Form 8832 account	The corporation
8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
9. Partnership or multi-member LLC account	The partnership
10. A broker or registered nominee	The broker or nominee
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's Social Security number.

(3)
You must show your individual name and you may also enter your business or "doing business as" name on the second name line. You may use either your Social Security number or Employer Identification number (if you have one). If you are a sole proprietor, the Internal Revenue Service ("IRS") encourages you to use your Social Security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

Note:    If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER (TIN) ON SUBSTITUTE FORM W-9

All section references are to the Internal Revenue Code.

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file United States tax returns). You may obtain Form SS-5 from your local Social Security Administration office, by calling 1-800-772-1213 or by visiting www.socialsecurity.gov/online/ss-5.pdf. You may obtain Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or by visiting www.irs.gov.

        To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, check the box in Part III, sign and date the Substitute Form W-9 and sign and date the Certificate of Awaiting Taxpayer Identification Number, which appears in a separate box below the Substitute Form W-9. If the Depositary does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the Depositary. Note: Writing "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Payees Exempt from Backup Withholding

        The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys' fees, and payments for services paid by a Federal executive agency. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)
An organization exempt from tax under section 501(a), or any individual retirement plan ("IRA"), or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(2)
The United States or any of its agencies or instrumentalities.

(3)
A State, the District of Columbia, a possession of the United States, or any of its political subdivisions or instrumentalities.

(4)
A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)
An international organization or any of its agencies or instrumentalities.

(6)
A corporation.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or custodian.

(15)
A trust exempt from tax under section 664 or described in section 4947.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid by you.

        Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED "EXEMPT FROM BACKUP WITHHOLDING," SIGN AND DATE THE FORM AND RETURN IT TO THE DEPOSITARY.

        Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under those sections.

Privacy Act Notice

        Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% (or such other rate specified in the Internal Revenue Code) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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